Exhibit 99.1

NII HOLDINGS ANNOUNCES 2012 FOURTH QUARTER AND
YEAR-END RESULTS

•	Full year 2012 net subscriber additions of 650,000, resulting in an ending subscriber base of 11.4 million subscribers

•	Full year 2012 consolidated operating revenues of $6.1 billion

•	Full year 2012 consolidated adjusted operating income before depreciation and amortization (adjusted OIBDA) of $936 million

RESTON, Va., February 28, 2013 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the fourth quarter and full year 2012. For the full year 2012, the Company added 650,000 net subscribers to its network, bringing its total year-end subscriber base to 11.4 million, a 6 percent increase over year-end 2011. Financial results for the full year 2012 included consolidated operating revenues of $6.1 billion, a 10 percent decrease compared to 2011; consolidated adjusted OIBDA, which excludes the impact of non-cash asset impairment and restructuring charges, of $936 million, a 41 percent decrease compared to 2011, and a consolidated operating loss of $123 million. For the full year 2012, the Company generated a net loss of $765 million, or $4.46 per basic share. Capital expenditures were $1.5 billion for the full year 2012.

For the fourth quarter of 2012, the Company added about 2,000 net subscribers to its network. This level of net subscriber additions reflects the impact of the Company's strategic decision to accelerate the deactivation of unprofitable customers in Brazil, which resulted in a 292,000 net subscriber loss in Brazil for the quarter. Financial results for the fourth quarter of 2012 included consolidated operating revenues of $1.5 billion, consolidated adjusted OIBDA of $128 million, and a consolidated operating loss of $379 million. The operating loss for the fourth quarter of 2012 reflects one-time charges associated with the Company's actions to improve its subscriber base in Brazil and a $299 million non-cash asset impairment charge to write down the value of its assets in Chile.

“While we achieved a number of important milestones in 2012, our financial results for the year did not meet expectations. In 2013, we intend to improve on our execution while we complete our investments in key initiatives that will enable us to drive long-term value and more profitable growth in the future. These key initiatives include the deployment of our new 3G networks in Sao Paulo and Rio de Janeiro and the expansion of our coverage footprint in Mexico,” said Steve Shindler, NII Holdings' chairman and interim chief executive officer.

NII Holdings' consolidated average monthly service revenue per subscriber (ARPU) was $38 for the full year 2012, down from $48 in the prior year. The Company also reported consolidated average monthly churn of 2.64 percent for the full year 2012, a 90 basis point increase compared with the monthly churn rate for the full year 2011. Consolidated cost per gross add (CPGA) was $275 for the full year 2012, a $28 decrease from 2011.

The Company ended 2012 with $4.9 billion in total debt and $1.6 billion in consolidated cash and investments, resulting in $3.3 billion of net debt at the end of the year.

In February 2013, the Company issued $750 million principal amount of 11 3/8% senior notes due 2019 through one of its Luxembourg subsidiaries. The size of the offering was increased from the originally announced $400 million to $750 million. The notes are guaranteed by the Company.

“We are pleased with the outcome of our recent senior notes offering. The high level of demand for the notes allowed us to upsize the offering to $750 million,” said Juan Figuereo, NII Holdings' executive vice president and chief financial officer. “With our existing cash and investment balances, the funds received from the offering and over $500 million in committed equipment financing available to us, we are in a strong liquidity position as we complete and load our 3G networks. We are continuing to pursue other strategies to enhance our capital structure and liquidity, including the potential sale of our tower assets in Mexico and Brazil.”

Additional information relating to NII Holdings' fourth quarter and 2012 results will be provided on the Company's earnings call on Thursday, February 28, 2013 from 8:30 AM to 9:15 AM EST. The call is available via webcast, online at www.nii.com on the Investor Relations page or by phone at the numbers below.

Phone:
Domestic
1 877 703 6102 pass-code: NII HOLDINGS
International
+1 857 244 7301 pass-code: NII HOLDINGS
Please click here for additional Global Access Numbers
All participants are asked to dial in 10-15 minutes prior to the start of the conference call. If you are unable to participate, a rebroadcast of the conference call will be available for two weeks following the call. The call will also be available via webcast, online at www.nii.com on the Investor Relations page.
Conference Call Replay:
Domestic
1 888 286 8010 pass-code: 87381158
International
+1 617 801 6888 pass-code: 87381158

In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII Holdings has presented consolidated adjusted OIBDA, ARPU, CPGA and Net Debt. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII Holdings' fourth quarter and full year 2012 results, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a provider of differentiated mobile communication services for businesses and high value consumers in Latin America. NII Holdings, operating under the Nextel brand in Brazil, Mexico, Argentina, Peru and Chile, offers fully integrated wireless communications tools with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM, a digital two-way radio. NII Holdings is a Fortune 500 and Barron's 500 company, and has also been named one of the best places to work among multinationals in Latin America by the Great Place to Work® Institute. The Company trades on the NASDAQ market under the symbol NIHD. Visit the Company's website at www.nii.com.
Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
Visit NII Holdings' news room for news and to access our markets' news centers: nii.com/newsroom.

Safe Harbor Statement
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, network usage, customer growth and retention, pricing, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2013. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar; the risk that our network technologies will not perform properly or support the services our customers want or need, including the risk that technology developments to support our services will not be timely delivered; the risk that customers in the markets we serve will not find our services attractive; unexpected results of litigation; and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
www.nii.com

Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia Restrepo
(786) 251-7020
claudia.restrepo@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2012 AND 2011
(in millions, except per share amounts)

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011

Operating revenues Service and other revenues	$5,779.2	$6,403.5	$1,395.2	$1,519.4
Digital handset and accessory revenues	307.3	331.4	70.4	79.9
	6,086.5	6,734.9	1,465.6	1,599.3
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	1,690.5	1,789.4	427.4	429.9
Cost of digital handset and accessory sales	915.1	855.9	219.2	212.6
Selling, general and administrative	2,324.4	2,343.1	602.9	629.1
Provision for doubtful accounts	220.6	161.9	88.2	40.5
Impairment and restructuring charges	330.4	—	306.5	—
Depreciation	678.2	614.2	184.3	150.8
Amortization	50.6	38.9	16.4	9.4
	6,209.8	5,803.4	1,844.9	1,472.3
Operating (loss) income	(123.3)	931.5	(379.3)	127.0
Other income (expense) Interest expense	(373.2)	(322.1)	(98.9)	(49.3)
Interest income	34.1	34.2	8.6	9.3
Foreign currency transaction (losses) gains, net	(53.4)	(37.0)	(11.2)	2.8
Other expense, net	(27.3)	(37.2)	(5.9)	(20.5)
	(419.8)	(362.1)	(107.4)	(57.7)
(Loss) income before income tax provision	(543.1)	569.4	(486.7)	69.3
Income tax provision	(222.1)	(344.2)	(106.2)	(66.1)
Net (loss) income	$(765.2)	$225.2	$(592.9)	$3.2

Net (loss) income per common share, basic	$(4.46)	$1.31	$(3.45)	$0.02
Net (loss) income per common share, diluted	$(4.46)	$1.30	$(3.45)	$0.02

Weighted average number of common shares outstanding, basic	171.5	170.6	171.7	171.2
Weighted average number of common shares outstanding, diluted	171.5	172.8	171.7	172.2

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	December 31,	December 31,
	2012	2011

Cash and cash equivalents	$1,383.5	$2,322.9
Short-term investments	204.8	343.4
Accounts receivable, less allowance for doubtful accounts of $112.9 and $66.3	705.7	858.5
Property, plant and equipment, net	3,884.9	3,481.9
Intangible assets, net	1,164.7	1,182.4
Total assets	9,223.1	9,822.1
Total debt	4,866.2	4,818.2
Total liabilities	6,906.6	6,684.0
Stockholders' equity	2,316.5	3,138.1

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2012 AND 2011
(UNAUDITED)

NII Holdings, Inc.
(subscribers in thousands)

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
Total digital subscribers (as of December 31)	11,361.5	10,711.9	11,361.5	10,711.9
Net subscriber additions	649.6	1,684.4	2.2	466.6
Churn (%)	2.64%	1.74%	3.40%	1.78%

Average monthly revenue per handset/unit in service (ARPU) (1)	$38	$48	$36	$43

Cost per gross add (CPGA) (1)	$275	$303	$260	$299

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
Operating revenues Service and other revenues	$2,756.2	$3,293.9	$640.0	$775.2
Digital handset and accessory revenues	146.2	162.9	32.3	40.4
	2,902.4	3,456.8	672.3	815.6
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	909.9	1,024.7	210.8	246.3
Cost of digital handset and accessory sales	210.3	254.8	46.3	66.6
Selling, general and administrative	921.3	996.2	246.4	262.7
Provision for doubtful accounts	186.3	133.8	78.5	33.6
Segment earnings	674.6	1,047.3	90.3	206.4
Impairment and restructuring charges	2.4	—	—	—
Management fee and other	33.7	40.0	(7.0)	10.1
Depreciation and amortization	320.7	311.3	88.2	74.8
Operating income	$317.8	$696.0	$9.1	$121.5

Total digital subscribers (as of December 31)	3,846.3	4,115.2	3,846.3	4,115.2
Net subscriber (deactivations) additions	(269.0)	796.1	(291.7)	192.2
Churn (%)	2.96%	1.58%	4.69%	1.63%

ARPU (1)	$49	$65	$47	$56

CPGA (1)	$256	$284	$293	$312

Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
Operating revenues Service and other revenues	$2,033.3	$2,165.6	$505.2	$498.4
Digital handset and accessory revenues	76.3	83.8	15.6	18.5
	2,109.6	2,249.4	520.8	516.9
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	413.5	436.0	123.3	97.5
Cost of digital handset and accessory sales	505.0	436.2	115.5	104.7
Selling, general and administrative	614.4	612.8	161.9	153.3
Provision for doubtful accounts	15.7	17.2	4.2	4.6
Segment earnings	561.0	747.2	115.9	156.8
Impairment and restructuring charges	0.4	—	—	—
Management fee and other	125.5	122.2	27.6	20.3
Depreciation and amortization	203.0	197.2	56.1	44.4
Operating income	$232.1	$427.8	$32.2	$92.1

Total digital subscribers (as of December 31)	3,901.7	3,695.4	3,901.7	3,695.4
Net subscriber additions	206.4	334.1	40.7	72.0
Churn (%)	2.05%	1.79%	2.07%	2.01%

ARPU (1)	$40	$45	$39	$40

CPGA (1)	$435	$413	$455	$381

Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
Operating revenues Service and other revenues	$636.8	$596.6	$160.2	$156.9
Digital handset and accessory revenues	48.4	52.3	12.8	13.3
	685.2	648.9	173.0	170.2
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	187.6	186.7	43.2	48.0
Cost of digital handset and accessory sales	79.6	88.1	20.2	23.0
Selling, general and administrative	224.6	198.8	57.5	56.1
Provision for doubtful accounts	12.4	6.5	3.2	1.5
Segment earnings	181.0	168.8	48.9	41.6
Impairment and restructuring charges	0.1	—	—	—
Management fee and other	29.2	18.0	8.6	0.6
Depreciation and amortization	45.4	42.2	11.4	10.5
Operating income	$106.3	$108.6	$28.9	$30.5

Total digital subscribers (as of December 31)	1,755.6	1,388.2	1,755.6	1,388.2
Net subscriber additions	367.4	234.3	63.1	134.1
Churn (%)	2.31%	1.54%	3.16%	1.43%

ARPU (1)	$29	$35	$27	$35

CPGA (1)	$118	$197	$107	$135

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
Operating revenues Service and other revenues	$314.0	$321.9	$77.0	$82.5
Digital handset and accessory revenues	29.3	32.2	6.6	7.6
	343.3	354.1	83.6	90.1
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	116.1	107.7	29.9	27.5
Cost of digital handset and accessory sales	85.3	71.9	23.4	16.5
Selling, general and administrative	152.6	136.6	41.2	36.5
Provision for doubtful accounts	3.3	2.6	0.9	0.7
Segment (losses) earnings	(14.0)	35.3	(11.8)	8.9
Impairment and restructuring charges	0.6	—	—	—
Management fee and other	21.6	30.0	6.7	6.9
Depreciation and amortization	79.2	64.9	20.4	18.5
Operating loss	$(115.4)	$(59.6)	$(38.9)	$(16.5)

Total digital subscribers (as of December 31)	1,659.5	1,434.8	1,659.5	1,434.8
Net subscriber additions	224.7	306.6	144.9	62.5
Churn (%)	3.12%	2.21%	3.40%	2.71%

ARPU (1)	$16	$19	$15	$18

CPGA (1)	$140	$143	$107	$135

(1) For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Years and Three Months Ended December 31, 2012 and 2011” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2012 AND 2011
(UNAUDITED)

Consolidated OIBDA and Consolidated Adjusted OIBDA

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material non-cash asset impairments, and severance and contract termination costs associated with publicly announced restructuring plans. During the fourth quarter of 2012, we converted our consolidated OIBDA metric to a consolidated adjusted OIBDA metric to better align this metric with our business objectives. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA and consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Consolidated OIBDA and consolidated adjusted OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
Consolidated operating (loss) income	$(123.3)	$931.5	$(379.3)	$127.0
Consolidated depreciation	678.2	614.2	184.3	150.8
Consolidated amortization	50.6	38.9	16.4	9.4
Consolidated operating income (loss) before depreciation and amortization	605.5	1,584.6	(178.6)	287.2
Chile non-cash asset impairment charge	298.9	—	298.9	—
Other non-cash asset impairment charges	23.9	—	—	—
Restructuring charges	7.6	—	7.6	—
Consolidated adjusted operating income before depreciation and amortization	$935.9	$1,584.6	$127.9	$287.2

Adjusted OIBDA Guidance Range (1)(2)
Year Ending December 31,
2013
Operating loss	$(200) - (175)
Depreciation	750 - 765
Amortization	50 - 60
Operating income before depreciation and amortization	600 - 650
Non-cash asset impairment charges	—
Restructuring charges	—
Adjusted operating income before depreciation and amortization	$600 - 650

(1) The Company's guidance estimate for OIBDA for the year ending December 31, 2013 includes the impact of approximately $40 million of non-cash equity compensation expense. This estimate is predicated on a number of assumptions, including the assumption that foreign currency exchange rates and general economic conditions in its markets will remain relatively stable during the year. The information regarding the Company's outlook and objectives for 2013, including its guidance estimate for OIBDA for the year ended December 31, 2013, is forward looking and is based upon management's current beliefs, as well as a number of assumptions concerning future events, and as such, should be taken in the context of the risks and uncertainties identified in the “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 included above and of the risks and uncertainties outlined in the SEC filings of NII Holdings, Inc., including the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and the Company's other filings with the SEC.

(2) Does not take into account the impact of the potential impairment of certain information systems that we have decided in 2013 to repurpose or no longer use in certain of our operations, as well as other potential non-cash charges that could be required in 2013.

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)
Consolidated service and other revenues	$5,779.2	$6,403.5	$1,395.2	$1,519.4
Less: consolidated other revenues	(655.7)	(768.7)	(156.0)	(181.2)
Total consolidated subscriber revenues	$5,123.5	$5,634.8	$1,239.2	$1,338.2

ARPU calculated with subscriber revenues	$38	$48	$36	$43

ARPU calculated with service and other revenues	$43	$54	$41	$48

Nextel Brazil

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)
Service and other revenues	$2,756.2	$3,293.9	$640.0	$775.2
Less: other revenues	(325.2)	(405.1)	(74.8)	(95.6)
Total subscriber revenues	$2,431.0	$2,888.8	$565.2	$679.6

ARPU calculated with subscriber revenues	$49	$65	$47	$56

ARPU calculated with service and other revenues	$55	$74	$53	$64

Nextel Mexico

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)
Service and other revenues	$2,033.3	$2,165.6	$505.2	$498.4
Less: other revenues	(220.9)	(252.3)	(53.0)	(57.0)
Total subscriber revenues	$1,812.4	$1,913.3	$452.2	$441.4

ARPU calculated with subscriber revenues	$40	$45	$39	$40

ARPU calculated with service and other revenues	$45	$51	$43	$45

Nextel Argentina

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)
Service and other revenues	$636.8	$596.6	$160.2	$156.9
Less: other revenues	(83.8)	(83.3)	(21.4)	(21.3)
Total subscriber revenues	$553.0	$513.3	$138.8	$135.6

ARPU calculated with subscriber revenues	$29	$35	$27	$35

ARPU calculated with service and other revenues	$33	$40	$31	$40

Nextel Peru

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)
Service and other revenues	$314.0	$321.9	$77.0	$82.5
Less: other revenues	(24.2)	(25.3)	(6.4)	(6.6)
Total subscriber revenues	$289.8	$296.6	$70.6	$75.9

ARPU calculated with subscriber revenues	$16	$19	$15	$18

ARPU calculated with service and other revenues	$18	$21	$16	$20

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)
Consolidated digital handset and accessory revenues	$307.3	$331.4	$70.4	$79.9
Less: consolidated uninsured handset replacement revenues	(19.7)	(23.2)	(5.3)	(5.1)
Consolidated digital handset and accessory revenues, net	287.6	308.2	65.1	74.8
Less: consolidated cost of handset and accessory sales	915.1	854.9	219.2	212.6
Consolidated handset subsidy costs	627.5	546.7	154.1	137.8
Consolidated selling and marketing	799.5	849.0	206.0	241.5
Costs per statement of operations	1,427.0	1,395.7	360.1	379.3
Less: consolidated costs unrelated to initial customer acquisition	(284.9)	(261.2)	(57.8)	(62.6)
Customer acquisition costs	$1,142.1	$1,134.5	$302.3	$316.7

Cost per Gross Add	$275	$303	$260	$299

Nextel Brazil

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)
Digital handset and accessory revenues	$146.2	$162.9	$32.3	$40.4
Less: uninsured handset replacement revenues	(7.8)	(10.3)	(2.6)	(2.0)
Digital handset and accessory revenues, net	138.4	152.6	29.7	38.4
Less: cost of handset and accessory sales	210.3	254.9	46.3	66.6
Handset subsidy costs	71.9	102.3	16.6	28.2
Selling and marketing	262.7	365.8	65.3	102.9
Costs per statement of operations	334.6	468.1	81.9	131.1
Less: costs unrelated to initial customer acquisition	(25.6)	(42.8)	(1.1)	(10.0)
Customer acquisition costs	$309.0	$425.3	$80.8	$121.1

Cost per Gross Add	$256	$284	$293	$312

Nextel Mexico

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)
Digital handset and accessory revenues	$76.3	$83.8	$15.6	$18.5
Less: uninsured handset replacement revenues	(11.9)	(12.8)	(2.7)	(3.1)
Digital handset and accessory revenues, net	64.4	71.0	12.9	15.4
Less: cost of handset and accessory sales	505.0	436.2	115.5	104.7
Handset subsidy costs	440.6	365.2	102.6	89.3
Selling and marketing	298.9	287.5	77.8	70.6
Costs per statement of operations	739.5	652.7	180.4	159.9
Less: costs unrelated to initial customer acquisition	(241.6)	(201.5)	(52.4)	(48.2)
Customer acquisition costs	$497.9	$451.2	$128.0	$111.7

Cost per Gross Add	$435	$413	$455	$381

Nextel Argentina

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)
Digital handset and accessory revenues	$48.4	$52.3	$12.8	$13.3
Less: cost of handset and accessory sales	79.6	88.1	20.2	23.0
Handset subsidy costs	31.2	35.8	7.4	9.7
Selling and marketing	68.7	64.3	17.8	18.7
Costs per statement of operations	99.9	100.1	25.2	28.4
Less: costs unrelated to initial customer acquisition	(4.6)	(9.2)	(1.0)	(2.5)
Customer acquisition costs	$95.3	$90.9	$24.2	$25.9

Cost per Gross Add	$118	$197	$107	$135

Nextel Peru

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)
Digital handset and accessory revenues	$29.3	$32.2	$6.6	$7.6
Less: cost of handset and accessory sales	85.3	71.9	23.4	16.5
Handset subsidy costs	56.0	39.7	16.8	8.9
Selling and marketing	69.0	62.9	19.2	16.6
Costs per statement of operations	125.0	102.6	36.0	25.5
Less: costs unrelated to initial customer acquisition	(12.2)	(7.2)	(2.9)	(1.7)
Customer acquisition costs	$112.8	$95.4	$33.1	$23.8

Cost per Gross Add	$140	$143	$107	$135

Net Debt

Net debt represents total debt less cash, cash equivalents, short-term and long-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. We include the cash in long-term investments to the items subtracted from total debt to calculate net debt. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of December 31, 2012 can be calculated as follows (in millions):

NII Holdings, Inc.
Total debt	$4,866.2
Add: debt discounts	24.7
Less: cash and cash equivalents	1,383.5
Less: short-term investments	204.8
Net debt	$3,302.6

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the twelve and three months ended December 31, 2011 compared to the same period in 2012 by (i) adjusting the relevant measures for the twelve and three months ended December 31, 2011 to levels that would have resulted if the average foreign currency exchange rates for the twelve and three months ended December 31, 2011 were the same as the average foreign currency exchange rates that were in effect for the twelve and three months ended December 31, 2012; and (ii) comparing the actual and adjusted financial measures for the twelve and three months ended December 31, 2011 to the similar financial measures for the twelve and three months ended December 31, 2011 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, Nextel Mexico and Nextel Argentina, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the twelve and three months ended December 31, 2012 and 2011. The average foreign currency exchange rates for each of the relevant currencies during each of the twelve and three months ended December 31, 2012 and 2011 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the twelve and three months ended December 31, 2012 compared to the same period in 2011 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in thousands)

	Year Ended December 31,
	YTD 2011 Actual	YTD 2011 Adjustment (1)	YTD 2011 Normalized (1)	YTD 2012 Actual	YTD 2011 to YTD 2012 Actual Growth Rate (2)	YTD 2011 to YTD 2012 Normalized Growth Rate (3)

Consolidated:
Operating revenues	$6,734,946	$(693,142)	$6,041,804	$6,086,463	(10)%	1%
Adjusted operating income before depreciation and amortization	1,584,639	(291,832)	1,292,807	935,860	(41)%	(28)%
Nextel Brazil:
Operating revenues	$3,456,758	$(501,378)	$2,955,380	$2,902,350	(16)%	(2)%
Segment earnings	1,047,297	(208,411)	838,886	674,632	(36)%	(20)%
Nextel Mexico:
Operating revenues	$2,249,447	$(132,094)	$2,117,353	$2,109,573	(6)%	—
Segment earnings	747,247	(54,552)	692,695	561,059	(25)%	(19)%
Nextel Argentina:
Operating revenues	$648,926	$(59,508)	$589,418	$685,201	6%	16%
Segment earnings	168,790	(28,957)	139,833	180,956	7%	29%

NII Holdings, Inc.
(dollars in thousands)

	Three Months Ended December 31,
	4Q 2011 Actual	4Q 2011 Adjustment (1)	4Q 2011 Normalized (1)	4Q 2012 Actual	4Q 2011 to 4Q 2012 Actual Growth Rate (2)	4Q 2011 to 4Q 2012 Normalized Growth Rate (3)

Consolidated:
Operating revenues	$1,599,334	$(94,798)	$1,504,536	$1,465,594	(8)%	(3)%
Adjusted operating income before depreciation and amortization	287,197	(37,480)	249,717	127,878	(55)%	(49)%
Nextel Brazil:
Operating revenues	$815,644	$(102,484)	$713,160	$672,340	(18)%	(6)%
Segment earnings	206,393	(36,586)	169,807	90,274	(56)%	(47)%
Nextel Mexico:
Operating revenues	$516,931	$26,553	$543,484	$520,788	1%	(4)%
Segment earnings	156,781	9,750	166,531	115,922	(26)%	(30)%
Nextel Argentina:
Operating revenues	$170,230	$(19,354)	$150,876	$173,048	2%	15%
Segment earnings	41,616	(9,126)	32,490	48,914	18%	51%

(1)
The "4Q 2011 Normalized" and "YTD 2011 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the twelve and three months ended December 31, 2012 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the twelve and three months ended December 31, 2011, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the columns "4Q 2011 Adjustment" and "YTD 2011 Adjustment" reflect the amount determined by subtracting the "4Q 2011 Normalized" and "YTD 2011 Normalized" amounts calculated as described in the preceding sentence from the "4Q 2011 Actual" and "YTD 2011 Actual" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the twelve and three months ended December 31, 2011. The average foreign currency exchange rates for each of the relevant currencies during the twelve and three months ended December 31, 2012 and 2011 for purposes of these calculations were as follows:

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
Brazilian real	1.95	1.67	2.06	1.80
Mexican peso	13.17	12.42	12.95	13.62
Argentine peso	4.55	4.13	4.80	4.26

(2)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "4Q 2012 Actual" and "YTD 2012 Actual" columns with those in the "4Q 2011 Actual" and "YTD 2011 Actual" columns.

(3)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "4Q 2012 Actual" and "YTD 2012 Actual" columns with those in the "4Q 2011 Normalized" and "YTD 2011 Normalized" columns.